SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)  January 23, 1998

                            VALLEY NATIONAL BANCORP
                (Exact name of registrant as specified in its charter)

                                    New Jersey
                       (State or other jurisdiction of incorporation)

            0-11179                                  22-2477875
     (Commission File Number)              (IRS Employer Identification No.)

                   1455 Valley Road, Wayne, New Jersey  07470
                     (Address of principal executive offices)

                                 (973)  305-8800
                  (Registrant's telephone number, including area code)


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Item 5.  Other Events

On January 23, 1998, Valley National Bancorp ("Valley") issued a press release announcing that The Board of Directors had authorized the purchase of up to 1,000,000 shares of the company's outstanding common stock. Purchases may be made from time to time in the open market or in privately negotiated transactions, at prices not exceeding prevailing market rates. Reacquired shares are expected to be held in treasury to be used for employee benefit programs.


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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        VALLEY NATIONAL BANCORP

Dated:    January 23, 1998              By: /s/ Alan D. Eskow
                                            Alan D. Eskow
                                            Principal Accounting Officer
                                            and Corporate Secretary


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                                 INDEX TO EXHIBITS

99       Press Release dated January 23, 1998


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Item 7                                                 EXHIBIT 99



Valley National Bank                                    Contact:
1455 Valley Road
Wayne, NJ  07470                                        Alan D. Eskow
                                                        Senior Vice President
                                                        (973)  305-4003




           VALLEY NATIONAL BANCORP'S BOARD OF DIRECTORS AUTHORIZES THE
                     REPURCHASE OF UP TO 1,000,000 SHARES




Wayne, NJ, January 23, 1998 - Valley National Bancorp (NYSE:VLY) announced that its Board of Directors has authorized the purchase of up to 1,000,000 shares of the company's outstanding common stock. Purchases may be made from time to time in the open market or in privately negotiated transactions at prices not exceeding prevailing market rates. Valley currently has 42,359,526 common shares outstanding. Reacquired shares are expected to be held in treasury to be used for employee benefit programs.